CYBER MERCHANTS EXCHANGE, INC. d.b.a C-ME.com

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES LAWS OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

VOID AFTER 5:00 p.m., California Time, on _________________, 200__.

Warrant to Purchase _____________
Shares of Common Stock
Exercise Price: $13.20 per share which shall not be less than one-hundred sixty-five percent (165%) of the Offering Price of the Shares

                                     FORM OF
                        WARRANT TO PURCHASE COMMON STOCK

         This is to certify that, for value received, _________________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Cyber Merchants Exchange, Inc. d.b.a C-ME.com, a California corporation (the "Company"), ________________ shares of Common Stock (the "Stock"), at the exercise price of $13.20 per share which shall not be less than one-hundred sixty-five percent (165%) of the Offering Price of the Shares at any time, or from time to time on or before the expiration of this Warrant pursuant to
Section 1 hereof. The number of shares of Stock to be received upon the exercise of this Warrant and the exercise price per share of Stock shall be adjusted from time to time as hereinafter set forth. The shares of Stock or other securities or property deliverable upon such exercise, as adjusted from time to time are hereinafter sometimes referred to as "Warrant Shares" and the exercise price per share of Stock in effect at any time, as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price." Unless the context otherwise requires, the term "Warrant" or "Warrants" as used herein includes this Warrant and any other Warrant or Warrants which may be issued pursuant to the provisions of this Warrant, whether upon transfer, assignment, partial exercise, divisions, combinations or otherwise, and the term "Holder" includes any transferee or transferees or assignee or assignees of the Holder named above, all of whom shall be subject to the provisions of this Warrant, and, when used with reference to Warrant Shares, means the holder or holders of such Warrant Shares.

         Section 1. Exercise of Warrant. This Warrant may be exercised by the holder hereof, or its permitted assigns, in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 100 shares) at any time or from time to time during the period ending at 5:00 p.m., California time, on _______________, 200_ or if such date is a date on which federal or state chartered banking institutions located in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day (the "Expiration Date"), by presentation and surrender hereof to the Company at its principal office of this Warrant and the Exercise Form (the "Warrant Exercise Date") annexed hereto duly executed, and by payment to the Company of the Exercise Price, in cash or by certified or official bank check, for each share being purchased. Upon and as of such receipt of this Warrant and the Exercise form by the Company at its principal office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the number of shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Stock shall not then be actually delivered to the Holder.

         Section 2. Net Exercise and Procedure.

         (a) Net Exercise. Notwithstanding anything to the contrary contained in Subsection 1, the Holder may elect to exercise this Warrant and receive shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto and surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to Holder a number of shares computed using the following formula:

                           X =      (P)(Y)(A-B)
                                    -----------
                                    A

         Where:            X =      the number of shares of Common Stock to be
                                    issued to Holder.

                           P =      the portion of the Warrant being exercised.

Y = the number of shares of Common Stock issuable upon exercise of this Warrant.

A = the Current Market Price (as determined pursuant to Subsection 2(c)) of one share of Common Stock.

                           B =      Warrant Price.

         (b) Procedure for Exercise. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time, not exceeding five Business Days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. With respect to any such exercise, the Holder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercised pursuant to Section 1, payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock

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

transfer books of the Company are closed, such person shall be deemed to have been the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         (c) Current Market Price. For any computation hereunder, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) of the Common Stock in the over-the-counter market, and reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or, if the Common Stock is not quoted on Nasdaq, as reported by the National Quotation Bureau Incorporated. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, market price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If market price cannot be established as described above, market price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which Nasdaq or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

         (d) Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 2, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Holder an amount in cash equal to the current market price of such fractional interest, as determined in Section 2(c).

         Section 3. Rights of Holder. Any Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of any such Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         Section 4. Exercise Price, Adjustment in Exercise Price and the Number of Warrant Shares Purchasable. The number of Warrant Shares shall be subject to adjustment from time to time as hereinafter set forth in this Section 4.

         (a) Exercise Price. The exercise price, prior to any adjustments as provided for herein, shall be $13.20 per share which shall not be less than one-hundred sixty-five percent (165%) of the Offering Price of the Shares.

         (b) Stock Splits, Etc. The number of Warrant Shares covered by this Warrant shall be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Stock in the Company, without receipt of consideration by the Company, which results from a split-up or consolidation of shares, payment of a share dividend, or a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of this Warrant, the Holder shall receive the number and class of shares it would have received had it been the holder of the number of shares of Common Stock of the Company for which this Warrant is being exercised on the date of such change or increase or decrease in the number of issued shares of the Common Stock of the Company.

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

         (c) Capital Reorganizations, Etc. In case of any capital reorganization or any reclassification of the Common Stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the surviving corporation), or in case of any sale, transfer or other disposition to another corporation of all or substantially all the property, assets, business and goodwill of the Corporation, the Holder shall thereafter be entitled to receive the kind and amount of shares of Common Stock and/or other securities and property receivable in such transactions to which the Holder would have been entitled immediately prior to such capital reorganization, reclassification of Common Stock, consolidation, merger, sale, transfer or other disposition; and in any such case, appropriate adjustments shall be made in the application of the provisions of this Section with respect to rights and interests thereafter of the Holder to the end that the Holder shall be in the same relative position of ownership of the equity of the Corporation, after any adjustment, as the Holder would have been prior to the adjustment.

         Section 5. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant. The Company further covenants that such Shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes (other than income taxes), liens and charges with respect to the issuance thereof.

         Section 6. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

         (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

         (b) The shares of Common Stock issuable upon the exercise of this Warrant, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

         (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's articles or bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice (other than notices which the Company timely will make) or registration with any person or entity.

         Section 7. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

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

         Section 8. Transfers, Etc.

         (a) Subject to compliance with applicable federal and state securities laws, and the provisions of paragraph (b) below, this Warrant may be transferred by the Holder with respect to any or all of the Shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Shares in respect of which this Warrant shall not have been transferred.

         (b)      The Warrant is affixed with the following legend:

                  THIS WARRANT SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, EXCEPT BY OPERATION OF LAW OR AS THE RESULT OF A REORGANIZATION, FOR A PERIOD OF ONE (1) YEAR FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

                  This Warrant or the underlying securities may be transferred to any other selling group member participating in the offering or to any of their respective officers or partners. If transferred prior to the conclusion of the restrictive period, the remaining restrictive period shall apply to the transferee.

                  If exercised, the certificate shall bear the following legend:

                  THIS CERTIFICATE SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, EXCEPT BY OPERATION OF LAW OR AS THE RESULT OF A REORGANIZATION, FOR A PERIOD OF ONE (1) YEAR FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

         (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant, and an indemnification of the Company with respect thereto.

         Section 9. Registration Rights

         (a) Piggyback Registration. If (but without any obligation to do so) the Company proposes to register, prior to the Expiration Date as set forth in
Section 1, with the Securities & Exchange Commission ("SEC") any of the Common Stock under the Regulations of the SEC (other than securities to be issued pursuant to a stock option or other employee benefit or similar plan, or in connection with a merger, acquisition, or a Rule 145 transaction), the Company shall as promptly as practicable, but at least 30 days prior to the filing of the applicable registration statement, give written notice to the Holder of its intention to effect such registration. If, within 20 days after receipt of such notice but before the Expiration Date, the Holder submits a written request to the Company specifying the amount of Warrant Shares that the Holder proposes to sell, the Company shall include the shares (but not this Warrant) specified in such request in such registration statement (and any related qualification under blue sky laws or other compliance) and the Company shall keep each such registration statement in effect and maintain compliance with each federal and state law and regulation as set forth in Section 9(b).

         Prior to filing a registration statement pursuant to the Regulations under which the shares of Common Stock issuable upon exercise of this Warrant may be included, the Company shall give reasonable notice to the holder(s) of this Warrant or Warrant Shares and shall allow such shares of Common Stock to be included in such registration statement subject to the following terms and conditions; (i) such shares need not be included in any underwritten offering if and to the extent that the managing underwriter determines in its best judgment that their inclusion would impair the success of the offering provided that (A) if other selling shareholders without contractual registration rights have requested registration of securities in the proposed offering, the Company will reduce or eliminate such securities held by selling shareholders without registration rights before any reduction or elimination of Registrable Stock, and (B) any such reduction or elimination (after taking into account the effect of clause (A)) shall be pro rata to all other selling shareholders with contractual registration rights; (ii) the Company shall bear all costs of registration and sale of the shares other than underwriting discounts or commissions and the fees and expense (if any) of legal counsel to the holders; and (iii) the Company shall have no obligation pursuant to this Section if at the time the registration statement is proposed to be filed the holders may freely sell the shares of Common Stock issuable upon exercise of this Warrant pursuant to the Regulations of the SEC.

         (b) Covenants of the Company. In connection with any offering of Subject Stock registered pursuant to this Warrant, the Company shall (a) furnish to the Holder such number of copies of any registration statement (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (b) take such action as shall be desirable or necessary to qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Holder shall request, and (c) keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. Upon any registration becoming effective pursuant to this Section, the Company shall use its best efforts to: (i) keep such registration statement current for a period of 120 days; (ii) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Regulations of the SEC with respect to the disposition of all securities covered by such registration statement; (iii) cause all such Subject Stock registered pursuant to such registration statement to be listed on each securities exchange or automated quotation system on which the Common Stock is then listed; (iv) provide a transfer agent and registrar for all Subject Stock registered pursuant to such registration statement and CUSIP number for all such Subject Stock in each case not later than the effective date of such registration; and (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

         (c) Expenses. With respect to the registration of Subject Stock pursuant to Section 4(a) together with any inclusion of the Subject Stock in a so-called piggyback registration pursuant to Section 9(a), the Company will pay all expenses incident to its performance of or compliance with this Section including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of its counsel and independent certified public accountants. The Holder will be responsible for any stock transfer taxes, broker's fees or other direct marketing expenses, all internal management, personnel and administrative costs of the Holder and the fees and expenses of its attorneys, if any, incurred by it in connection with effecting any such transactions.

         (d) Indemnification. The Company will indemnify, to the maximum extent permitted by law, the Holder, its officers and directors and each person who controls the Holder (within the meaning of the Regulations of the SEC) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) of the Company relating to the sale of Warrant Shares registered pursuant to this Section, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein.

         The Holder will indemnify, to the maximum extent permitted by law, the Company, its officers and directors and each person who controls the Company (within the meaning of the Regulations of the SEC) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) of the Company relating to the sale of Warrant Shares registered pursuant to this Section, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein.

         Any person entitled to indemnification under this Section will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability of any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim in which case, the indemnifying party shall be obligated to pay the fees and expenses of up to two counsel for all parties indemnified by such indemnifying party with respect to such claim.

         The indemnifications set forth in this Section shall survive the termination or expiration of this Warrant.

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

         Section 10. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

         Section 11. Governing Law. This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts executed and to be performed wholly within such state.

         Section 12. Notice. Notices and other communications are required or permitted to be given hereunder shall be in writing and shall be conclusively deemed effectively given upon personal delivery or confirmed facsimile transmission, or five days after deposit in United States mail, by registered or certified mail, postage prepaid, or one day after forwarding through a nationally recognized air courier service, addressed (i) if to the Company, at 320 S. Garfield Avenue, Suite 318, Alhambra, California 91801, and (ii) if to Holder, at the address set forth below, or at such other address as the Company or Holder may designate by ten (10) days' advance written notice to the other parties given in the manner herein provided.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the ___th day of ______________, 199__.

                                        CYBER MERCHANTS EXCHANGE, INC.
                                        d.b.a C-ME.com


                                        By:______________________________

                                        Its: President

                                        HOLDER

                                        ______________________________

                                        Address:__________________________

                                                __________________________

                                                ___________________________

                  CYBER MERCHANTS EXCHANGE, INC. d.b.a C-ME.com

                              WARRANT EXERCISE FORM


                                                   Date _________________, 199__


         This undersigned hereby irrevocably elects to exercise the attached Warrant for ____________ shares of the Common Stock of CYBER MERCHANTS EXCHANGE, INC. d.b.a C-ME.com.



                     INSTRUCTIONS FOR REGISTRATION OF STOCK

          Name(s)__________________________________________________________
                       (please typewrite or print in block letters)

          Address     _____________________________________________________
                      _____________________________________________________


                      _____________________________________________
                      (Signature)

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

                  CYBER MERCHANTS EXCHANGE, INC. d.b.a C-ME.com

                             WARRANT ASSIGNMENT FORM


         For value received __________________________ hereby sells, assigns and transfers unto

           __________________________________________________________


            [Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint ________________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.




                                       _______________________________________
                                       Signature

                                       Date: _________________________________


                                       In the Presence of: ___________________



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